Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Karen Chin
609-720-4398

TYCO INTERNATIONAL REPORTS SECOND QUARTER EARNINGS
 FROM CONTINUING OPERATIONS OF $0.67 PER SHARE BEFORE SPECIAL ITEMS AND GAAP EARNINGS OF $0.56 PER SHARE

($ millions, except per-share amounts)

	Q2 2008	Q2 2007	% Change
Revenue	$4,866	$4,490	8.4%
Income from Continuing Operations	$273	$164	66%
Diluted EPS from Continuing Operations	$0.56	$0.33	70%
Special Items Per Share After Tax	$0.11	—
Income from Continuing Operations Before Special Items	$326	$167	95%
Diluted EPS from Continuing Operations Before Special Items	$0.67	$0.33	103%

•                  Revenue increased 8.4% with organic revenue growth of 3.6%

•                  Company achieved operating margin of 9.1% and operating margin before special items of 10.1%

•                  Company raises guidance for diluted EPS from continuing operations before special items for full year 2008 to a range of $2.65 to $2.75

•                  Company announced several transactions marking continued progress in refining its portfolio

•                  Company has repurchased 16.4 million shares for $676 million to date under existing $1 billion share repurchase program

PEMBROKE, Bermuda — May 1, 2008 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.56 in diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2008 and diluted EPS from continuing operations before special items of $0.67.  In comparison to the fiscal second quarter of 2007, diluted EPS from continuing operations increased 70% and diluted EPS from continuing operations before special items increased 103%.  Diluted EPS from continuing operations was negatively impacted by special items of $0.11 per share primarily for restructuring activities and a legacy legal settlement. Revenue increased 8.4% versus the prior year to $4.9 billion, with organic revenue growth of 3.6%.  The company’s operating margin was 9.1% and the operating margin before special items was 10.1%.  The GAAP tax rate for the quarter was 22.4% and was positively impacted by 70 basis points related to the tax impact of the special items.

The company now expects full year fiscal 2008 diluted earnings per share from continuing operations before special items to be in the range of $2.65 to $2.75 per share.

“Our second quarter operating performance was well ahead of last year with improved operating margins in each of our businesses.  Based on our first half performance and our outlook for the remainder of the year, we have increased our full year earnings guidance,” said Tyco Chairman and Chief Executive Officer Ed Breen. “We continue to make progress on our portfolio refinement efforts, announcing an acquisition in our security business and the divestiture of businesses that no longer meet our strategic direction.”

As part of its portfolio refinement efforts, the company has announced several transactions including an agreement to acquire FirstService Security for approximately $187 million to strengthen ADT’s systems integration capabilities.  The company also announced agreements to divest the following non-core businesses: its Infrastructure Services businesses for approximately $805 million; its Nippon Dry-Chemical unit for $56 million, a transaction that closed on February 29, 2008; and its Ancon Building Products business for approximately $174 million, a transaction that closed on April 30, 2008.

Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, income from continuing operations before special items and diluted EPS from continuing operations before special items are all non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s Web site.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal second quarter of 2007 unless otherwise indicated.

ADT Worldwide

	Q2 2008	Q2 2007	% Change
Revenue	$1,966	$1,887	4%
Operating Income	$222	$195	14%
Operating Margin	11.3%	10.3%
Special Items	$11	$25
Operating Income Before Special Items	$233	$220	6%
Operating Margin Before Special Items	11.9%	11.7%

Revenue increased 4% with organic revenue growth of 1%.  Recurring revenue grew 5% organically and improved across all regions.  Systems installation and service revenue declined 3% organically due to weakness in North America and Europe, mostly as a result of lower sales to the retailer end market. This was partially offset by strong double-digit organic growth in Asia and Latin America.

Operating income was $222 million.  Special items consisted of $11 million of restructuring charges, primarily in Europe.  Operating income before special items increased 6% to $233 million and included expenses of $27 million primarily associated with the analog-to-digital transition.

Flow Control

	Q2 2008	Q2 2007	% Change
Revenue	$1,024	$878	17%
Operating Income	$143	$102	40%
Operating Margin	14.0%	11.6%
Special Items	—	$10
Operating Income Before Special Items	$143	$112	28%
Operating Margin Before Special Items	14.0%	12.8%

Revenue increased 17% with organic revenue growth of 7% driven by continued strong growth in the Valves business (+11% organically) and the Thermal Controls business (+18% organically).  This growth was partially offset by a 5% organic revenue decline in the Water business, primarily due to reduced water pipeline project activity in Australia compared to the year ago quarter.

Operating income before special items increased 28% to $143 million and the operating margin was 14%.  The increase in the operating income and the operating margin before special items was due to higher revenue and improved productivity.

Fire Protection Services

	Q2 2008	Q2 2007	% Change
Revenue	$861	$819	5%
Operating Income	$77	$62	24%
Operating Margin	8.9%	7.6%
Special Items	$1	$2
Operating Income Before Special Items	$78	$64	22%
Operating Margin Before Special Items	9.1%	7.8%

Revenue in Fire Protection Services increased 5% with organic revenue growth of 1%. The North American SimplexGrinnell business grew 4% organically while the international fire businesses declined 5%.  The decline was primarily due to the planned exit of certain non-core fire activities as well as a decision to reduce lower-margin project work.

Operating income was $77 million and the operating margin was 8.9%.  The operating income before special items increased 22% to $78 million and the operating margin before special items improved 130 basis points to 9.1% primarily because of improved operating efficiencies.

Electrical and Metal Products

	Q2 2008	Q2 2007	% Change
Revenue	$542	$479	13%
Operating Income	$72	$26	177%
Operating Margin	13.3%	5.4%
Special Items	$3	—
Operating Income Before Special Items	$75	$26	188%
Operating Margin Before Special Items	13.8%	5.4%

Revenue increased 13% with better volume in steel products and higher pricing for both steel and copper products. Organic revenue growth was 11%.

Operating income was $72 million and included $3 million of restructuring charges. Operating income before special items of $75 million improved significantly, primarily as a result of better steel and copper spreads versus the prior year as well as improved productivity.

Safety Products

	Q2 2008	Q2 2007	% Change
Revenue	$469	$424	11%
Operating Income	$54	$66	(18%)
Operating Margin	11.5%	15.6%
Special Items	$26	$5
Operating Income Before Special Items	$80	$71	13%
Operating Margin Before Special Items	17.1%	16.7%

Revenue increased 11% with organic revenue growth of 5%, resulting from growth across the fire suppression, electronic security and life safety businesses.

Operating income was $54 million and the operating margin was 11.5%.  Special items in the quarter consisted of $26 million of restructuring charges.  Operating income before special items increased 13% to $80 million and the operating margin before special items was 17.1%.  The improvement in operating income before special items was primarily due to higher volume and improved productivity offset by higher R&D and sales and marketing expenses.

OTHER ITEMS

•                  Net Cash used in Operating Activities of $2.468 billion reflects the release of $2.960 billion of previously-funded escrow for the settlement of legacy securities class action litigation.

•                  The company had a free cash outflow of $2.736 billion for the fiscal second quarter, primarily reflecting the release of the $2.960 billion mentioned above.  In addition, free cash flow included $82 million of payments, primarily for restructuring activities.

•                  Corporate and Other operating expense was $125 million and included a net charge of $8 million for special items.

•                  In connection with the sale of the Ancon Building Products business, the results of this business are reported as a discontinued operation for this quarter and all prior periods.  The business had revenue of $107 million in 2007 and operating profit of $23 million.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 revenues of more than $18 billion and has 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEB CAST

Management will discuss the company’s second quarter results and outlook for the fiscal third quarter during a conference call and Web cast today beginning at 8:30 a.m. EST.

Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s Web site: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 398-9402.  The telephone dial-in number for participants outside the United States is (612) 332-1214.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on May 1, 2008 and ending on May 8, 2008. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 918069.

NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow” (FCF), “operating income before special items”, “earnings per share (EPS) from continuing operations before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  accounts purchased from ADT dealer network,

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its operating income from continuing operations, operating income and margin before special items and EPS from continuing operations before special items, and forecast its EPS from continuing operations before special items.  Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable.  The company utilizes income from continuing operations, EPS and operating income and margin, before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions.  They may be used as significant components in the company’s incentive compensation plans. Operating income, operating margin, income from continuing operations before special items and EPS before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods.  EPS before special items does not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The difference between income from continuing operations before special items and operating income and margin before special items versus income from continuing operations, operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income from continuing operations, EPS and operating income and margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its EPS forecast before special items to give investors a perspective on the underlying business results.  Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items.  See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007
Net revenue	$4,866	$4,490	$9,706	$8,829
Cost of sales	3,186	2,986	6,344	5,841
Selling, general and administrative expenses	1,205	1,223	2,374	2,377
Separation costs	(5)	32	4	57
Restructuring, asset impairment and divestiture charges, net	37	45	48	101
Operating income	443	204	936	453
Interest income	25	11	83	25
Interest expense	(115)	(64)	(232)	(130)
Other income, net	—	1	52	2
Income from continuing operations before income taxes and minority interest	353	152	839	350
Income taxes	(79)	12	(204)	(27)
Minority interest	(1)	—	(2)	(1)
Income from continuing operations	273	164	633	322
Income from discontinued operations, net of income taxes	7	671	10	1,306
Net income	$280	$835	$643	$1,628

Basic earnings per common share:
Income from continuing operations	$0.56	$0.33	$1.29	$0.65
Income from discontinued operations	0.02	1.36	0.02	2.64
Net income	$0.58	$1.69	$1.31	$3.29
Diluted earnings per common share:
Income from continuing operations	$0.56	$0.33	$1.28	$0.64
Income from discontinued operations	0.01	1.33	0.03	2.59
Net income	$0.57	$1.66	$1.31	$3.23

Weighted-average number of shares outstanding:
Basic	486	493	489	494
Diluted	489	506	493	507

Income Reconciliation for Diluted EPS:
Income from continuing operations	$273	$164	$633	$322
Add back of interest expense for convertible debt	—	2	—	4
Income from continuing operations, giving effect to dilutive adjustments	273	166	633	326
Income from discontinued operations	7	671	10	1,306
Add back of interest expense for convertible debt	—	2	—	5
Net income, giving effect to dilutive adjustments	$280	$839	$643	$1,637

NOTE:            These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Six Months Ended
	March 28,		March 30,		March 28,		March 30,
	2008		2007		2008		2007
NET REVENUE
ADT Worldwide	$1,966		$1,887		$3,965		$3,750
Flow Control	1,024		878		2,098		1,713
Fire Protection Services	861		819		1,690		1,607
Electrical and Metal Products	542		479		1,029		922
Safety Products	469		424		916		830
Corporate and Other	4		3		8		7
Total Net Revenue	$4,866		$4,490		$9,706		$8,829

OPERATING INCOME AND MARGIN
ADT Worldwide	$222	11.3%	$195	10.3%	$471	11.9%	$396	10.6%
Flow Control	143	14.0%	102	11.6%	314	15.0%	210	12.3%
Fire Protection Services	77	8.9%	62	7.6%	150	8.9%	120	7.5%
Electrical and Metal Products	72	13.3%	26	5.4%	113	11.0%	67	7.3%
Safety Products	54	11.5%	66	15.6%	140	15.3%	137	16.5%
Corporate and Other	(125)	N/M	(247)	N/M	(252)	N/M	(477)	N/M
Operating Income and Margin	$443	9.1%	$204	4.5%	$936	9.6%	$453	5.1%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 28,	December 28,	September 28,
	2008	2007	2007
Current Assets:
Cash and cash equivalents	$1,074	$1,069	$1,894
Accounts receivable, net	3,137	3,022	2,945
Inventories	2,025	1,938	1,811
Class action settlement escrow	—	3,011	2,992
Other current assets	1,761	1,711	1,632
Assets of discontinued operations	983	1,109	1,084
Total current assets	8,980	11,860	12,358

Property, plant and equipment, net	3,613	3,565	3,543
Goodwill	11,922	11,681	11,636
Intangible assets, net	2,636	2,695	2,697
Other assets	2,723	2,669	2,581
Total Assets	$29,874	$32,470	$32,815

Current Liabilities:
Short-term debt and current maturities of long-term debt	$525	$693	$380
Accounts payable	1,516	1,540	1,665
Class action settlement liability	—	3,011	2,992
Accrued and other current liabilities	3,316	3,046	3,470
Liabilities of discontinued operations	526	595	598
Total current liabilities	5,883	8,885	9,105

Long-term debt	3,977	3,777	4,082
Other liabilities	3,985	4,010	3,937
Total Liabilities	13,845	16,672	17,124

Minority interest	55	70	67

Shareholders’ equity	15,974	15,728	15,624

Total Liabilities and Shareholders’ Equity	$29,874	$32,470	$32,815

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Six Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007
Cash Flows from Operating Activities:
Net income	$280	$835	$643	$1,628
Income from discontinued operations	(7)	(671)	(10)	(1,306)

Income from continuing operations	273	164	633	322
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	290	296	566	592
Non-cash compensation expense	22	36	57	81
Deferred income taxes	(49)	(87)	(105)	(93)
Provision for losses on accounts receivable and inventory	31	19	61	44
Other non-cash items	31	14	43	18
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(36)	(93)	(107)	(67)
Inventories	(31)	(75)	(149)	(280)
Other current assets	29	48	(24)	164
Accounts payable	(68)	1	(206)	(51)
Accrued and other liabilities	17	156	(325)	(50)
Class action settlement liability	(3,020)	—	(3,020)	—
Other	43	96	(45)	32
Net cash (used in) provided by operating activities	(2,468)	575	(2,621)	712
Net cash provided by discontinued operating activities	28	1,005	4	1,696

Cash Flows from Investing Activities:
Capital expenditures	(180)	(156)	(356)	(299)
Proceeds from disposal of assets	4	4	10	10
Acquisition of businesses, net of cash acquired	(5)	(1)	(27)	(16)
Accounts purchased from ADT dealer network	(98)	(80)	(187)	(176)
Liquidation of rabbi trust investments	—	232	—	271
Class action settlement escrow	2,960	—	2,960	—
Other	(6)	2	(9)	43
Net cash provided by (used in) investing activities	2,675	1	2,391	(167)
Net cash provided by (used in) discontinued investing activities	33	(237)	14	(505)

Cash Flows from Financing Activities:
Net proceeds of debt	31	195	40	193
Proceeds from exercise of share options	8	92	21	212
Dividends paid	(74)	(196)	(148)	(395)
Repurchase of common shares by subsidiary	(248)	(8)	(477)	(668)
Transfers from discontinued operations	62	705	19	1,083
Other	2	7	(69)	13
Net cash (used in) provided by financing activities	(219)	795	(614)	438
Net cash used in discontinued financing activities	(61)	(694)	(18)	(1,077)

Effect of currency translation on cash	17	5	24	21
Effect of currency translation on cash of discontinued operations	—	9	—	19
Net increase (decrease) in cash and cash equivalents	5	1,459	(820)	1,137
Less: net increase in cash related to discontinued operations	—	(83)	—	(133)
Cash and cash equivalents at beginning of period	1,069	1,821	1,894	2,193

Cash and cash equivalents at end of period	$1,074	$3,197	$1,074	$3,197

Reconciliation to “Free Cash Flow”:
Net cash (used in) provided by operating activities	$(2,468)	$575	$(2,621)	$712
Decrease in sale of accounts receivable	5	1	10	3
Capital expenditures, net	(176)	(152)	(346)	(289)
Accounts purchased from ADT dealer network	(98)	(80)	(187)	(176)
Purchase accounting and holdback liabilities	(1)	(2)	(2)	(4)
Voluntary pension contributions	2	—	2	18
Free Cash Flow	$(2,736)	$342	$(3,144)	$264

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended March 28, 2008								Net Revenue for the
							Organic Revenue		Quarter Ended
	Net Revenue		Foreign Currency		Other		Growth		March 30, 2007
ADT Worldwide	$1,966	4.2%	$69	3.7%	$(10)	-0.6%	$20	1.1%	$1,887
Flow Control	1,024	16.6%	86	9.8%	(1)	0.0%	61	6.9%	878
Fire Protection Services	861	5.1%	38	4.6%	—	0.0%	4	0.5%	819
Electrical and Metal Products	542	13.2%	12	2.5%	—	0.0%	51	10.6%	479
Safety Products	469	10.6%	23	5.4%	(1)	0.0%	23	5.4%	424
Corporate and Other	4	33.3%	—	0.0%	—	0.0%	1	33.3%	3
Total Net Revenue	$4,866	8.4%	$228	5.1%	$(12)	-0.2%	$160	3.6%	$4,490

	Six Months Ended March 28, 2008								Net Revenue for the
							Organic Revenue		Six Months Ended
	Net Revenue		Foreign Currency		Other		Growth		March 30, 2007
ADT Worldwide	$3,965	5.7%	$153	4.1%	$(22)	-0.6%	$84	2.2%	$3,750
Flow Control	2,098	22.5%	178	10.4%	(2)	0.0%	209	12.2%	1,713
Fire Protection Services	1,690	5.2%	79	4.9%	—	0.0%	4	0.2%	1,607
Electrical and Metal Products	1,029	11.6%	22	2.4%	—	0.0%	85	9.2%	922
Safety Products	916	10.4%	45	5.4%	(1)	0.0%	42	5.1%	830
Corporate and Other	8	14.3%	1	14.3%	—	0.0%	—	0.0%	7
Total Net Revenue	$9,706	9.9%	$478	5.4%	$(25)	-0.2%	$424	4.8%	$8,829

NOTE:  Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended				Year Ended	Quarter Ended		Year to Date
	Dec. 29, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Sept. 28, 2007	Dec. 28, 2007	March 28, 2008	March 28, 2008

Diluted EPS from Continuing Operations	$0.31	$0.33	$(6.17)	$0.42	$(5.10)	$0.72	$0.56	$1.28

Restructuring charges in cost of sales and SG&A	—	0.00	0.00	0.01	0.01	0.01	0.01	0.01

Class action settlement, net	—	—	5.83	(0.02)	5.81	—	—	—

Separation costs	0.07	0.10	0.69	0.08	0.93	(0.08)	0.01	(0.06)

Losses on divestitures	—	0.00	0.00	—	(0.00)	—	—	—

Restructuring and asset impairment charges, net	0.10	0.02	0.07	0.07	0.26	0.02	0.06	0.08

Goodwill impairment	—	—	0.09	—	0.09	—	—	—

Tax items	—	(0.12)	—	—	(0.12)	0.04	0.00	0.04

Voluntary Replacement Program	—	—	—	0.01	0.01	—	—	—

Reserve adjustment	—	—	—	—	—	—	(0.01)	(0.01)

Legacy legal settlement	—	—	—	—	—	—	0.04	0.04

Diluted EPS from Continuing Operations Before Special Items	$0.48	$0.33	$0.51	$0.57	$1.89	$0.71	$0.67	$1.38